FIRST AMENDMENT TO 2016 TIME VESTED
RESTRICTED STOCK UNIT AGREEMENT

This FIRST AMENDMENT TO 2016 TIME VESTED RESTRICTED STOCK UNIT AGREEMENT, dated as of [DATE], 2017 (this “Amendment”), is hereby entered into by and between Westmoreland Coal Company, a Delaware corporation (the “Company”), and [Employee Name] (the “Employee”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Time Vested Restricted Stock Unit Agreement, by and between the Company and the Employee, dated May 18, 2016 (the “Restricted Stock Agreement”).

WHEREAS, the parties desire to amend the Restricted Stock Agreement to require the Grantee to satisfy tax withholding obligations through netting of shares awarded under the Restricted Stock Agreement; and

WHEREAS, Section 12.9 of the Restricted Stock Agreement provides that it may only be modified in a manner that could adversely affect Employee’s rights in a writing that is approved by each of the Employee and the Company.

NOW, THEREFORE, pursuant to Section 10.9 of the Restricted Stock Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Restricted Stock Unit Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1. Section 9.1 of the Restricted Stock Agreement is amended by deleting said Section in its entirety and replacing it with a new Section 9.1 as follows:

9.1     The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. Any federal, state or local tax withholding obligation relating to the exercise or acquisition or vesting of Common Stock under an Agreement will be satisfied by the Company withholding shares of Common Stock from the shares of Common Stock otherwise issuable to the Grantee as a result of the exercise or acquisition of Common Stock under the Agreement, provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum individual statutory tax rate.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow.]

IN WITNESS WHEREOF, the Committee, to evidence its consent to this Amendment, has caused this Amendment to be executed by a duly authorized officer of the Company, and the Employee, to evidence his consent and approval of all of the terms hereof, has duly executed this Amendment, as of the date first written above.

Westmoreland Coal Company
By:
Name:	Jennifer S. Grafton
Title:	CAO & CLO

Employee
By:
Name:

Signature Page to First Amendment to
2016 Time Vested Restricted Stock Unit Agreement